SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 20, 2003

SEDONA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-15864	95-4091769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1003 West 9th Avenue, 2nd Floor, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (610) 337-8400

Item 4.	Changes in Registrant’s Certifying Accountant.

On June 20, 2003, Ernst & Young LLP (“E&Y”) informed SEDONA Corporation (the “Company”) that E&Y was resigning from its role as the Company’s independent auditors, effective as of June 20, 2003.

The audit report of E&Y on the Company’s consolidated financial statements for the years ended December 31, 2002 and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that, in their report dated April 8, 2003, E&Y’s opinion was modified to include an uncertainty about the Company’s ability to continue as a going concern. During its audit for the fiscal years ended December 31, 2002 and December 31, 2001, and for the subsequent interim period through the date of this Form 8-K, (i) the Company had no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter in their reports, and (ii) there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company accepted E&Y’s resignation, effective June 20, 2003, and is currently evaluating other independent accountants in order to retain a replacement for E&Y as the Company’s independent accountants.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has requested E&Y to furnish it a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the above statements. A copy of that letter is filed as an Exhibit to this Form 8-K.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 26, 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: June 26, 2003	SEDONA CORPORATION

	By:	/s/ MARCO A. EMRICH
Marco A. Emrich President, Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 26, 2003.